UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ANAPLAN, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2022

ANAPLAN, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38698	27-0897861
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

50 Hawthorne Street San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 742-8199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)
Common Stock, $0.0001 par value	PLAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 6, 2022, Anaplan, Inc., a Delaware corporation (the “Company” or “Anaplan”), entered into an Amendment to the Agreement and Plan of Merger (the “Amendment”) with Alpine Parent, LLC, a Delaware limited liability company (“Parent”), and Alpine Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), amending that certain Agreement and Plan of Merger (the “Original Merger Agreement”, and as amended by the Amendment, the “Merger Agreement”), by and among the Company, Parent and Merger Sub, which provides for, subject to the terms and conditions set forth in the Merger Agreement, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of the private equity firm Thoma Bravo, L.P. (“Thoma Bravo”). The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved unanimously by the Company’s Board of Directors (the “Anaplan Board”). Capitalized terms not otherwise defined herein have the meaning set forth in the Merger Agreement.

The Amendment provides that the Merger Consideration payable in the Merger is reduced from $66.00 per share of Anaplan common stock, par value $0.0001 per share (the “Anaplan Common Stock”) to $63.75 per share of Anaplan Common Stock.

The Amendment also amended the conditions precedent to the obligations of Parent and Merger Sub to consummate the closing to eliminate Parent’s and Merger Sub’s rights to refuse to close the Merger: (i) in the event of the occurrence of a material adverse effect other than in a case where the relevant event causing the material adverse effect occurs after the date of the Amendment; and (ii) in the event the Company does not perform its covenants and agreements under the Merger Agreement other than in the case of a willful breach of a covenant or agreement that is material with respect to the Transactions, taken as a whole. In addition, Parent and Merger Sub unconditionally and irrevocably waived (i) all of the conditions to closing in the Merger Agreement with respect to the Company’s representations and warranties and (ii) any actions taken, or failure to take action, of the Company prior to the date of the Amendment, whether known or unknown, including any claims with respect to the Disputed Matters (as defined below).

Parent and Merger Sub also agreed to increase the size of the Parent Termination Fee from $586,245,000 to $1,000,000,000.

The foregoing descriptions of the Amendment and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Amendment, a copy of which is attached hereto as Exhibit 2.1, and the full text of the Original Merger Agreement, a copy of which is attached as Exhibit 2.1 to the Company’s Form 8-K, filed with the SEC on March 21, 2022, and the terms of which are incorporated herein by reference.

Item 8.01.	Other Events

Press Release and Related Matters

On June 6, 2022, the Company issued a press release announcing the execution of the Amendment. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference in this Item 8.01.

Thoma Bravo and Anaplan agreed to amend the terms of the Original Merger Agreement to resolve a disagreement between the parties regarding Anaplan’s compliance with certain terms of the Original Merger Agreement was entered into (the “Disputed Matters”). Thoma Bravo asserted that these matters could have resulted in certain closing conditions not being satisfied. Anaplan’s position is that it acted at all times in good faith in compliance with the Original Merger Agreement and that Thoma Bravo remained at all times obligated to close the Original Merger Agreement according to its terms. The Board of Directors of Anaplan (the “Anaplan Board”) carefully evaluated the risks and potential harms that could arise to Anaplan and its stockholders if Thoma Bravo refused to close the Merger as a result of the Disputed Matters, including the risk of prolonged litigation and the uncertainty as to the outcome. Among other things, the Anaplan Board noted that even if Anaplan prevailed in litigation with respect to the Disputed Matters, such litigation could result in considerable costs and risks to Anaplan and its stockholders, including requiring considerable time and expense, the risk of diversion of management attention, the risk of potential harm to the ongoing business of Anaplan and damage to its relationships with customers, vendors, business partners and employees. The Anaplan Board further considered the current financial market conditions and the unlikelihood of consummating a similar transaction with an alternative bidder at a price comparable to or greater than the $66.00 per share purchase price specified in the Original Merger Agreement in light of recent significant declines in the trading prices of technology company stocks, including those of other cloud-based software companies. As a result, the Anaplan Board determined that it would be in the best interests of Anaplan and its stockholders to agree to a modest reduction in the purchase price to avoid the risk and uncertainty of litigation, enhance certainty of closing and allow for an expeditious close with limited delay from the initial target closing date. Following the Board’s determination, representatives of Anaplan negotiated and prepared the Amendment, which provides for a reduction in the purchase price from $66.00 per share of Anaplan Common Stock to $63.75 per share and the other material changes to the Original Merger Agreement summarized in Item 1.01 above.

Anaplan will file a supplement to the definitive proxy statement with the Securities and Exchange Commission (the “SEC”), which will contain additional important information as soon as reasonably practicable and mail the supplement to its stockholders of record who are entitled to vote at the special meeting of the Anaplan stockholders (the “Special Meeting”) to consider and vote on the Merger, which was originally scheduled to be held virtually on June 9, 2022, at 8:00 a.m. Pacific time. The Special Meeting will be adjourned until a later date to allow stockholders sufficient time to review the supplement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Amendment to the Agreement and Plan of Merger, dated June 6, 2022, by and among Anaplan, Inc., Alpine Parent, LLC and Alpine Merger Sub, Inc.

99.1	Press Release, dated June 6, 2022, issued by the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

Important Additional Information and Where to Find It

In connection with the Merger, the Company has filed with the SEC a definitive proxy statement on Schedule 14A, and will file additional relevant materials with the SEC, including a supplement to disclose the above-referenced matters with respect to the Amendment. Promptly after filing its definitive proxy statement with the SEC, the Company mailed the proxy materials to each stockholder entitled to vote at the Special Meeting relating to the Merger, and the Company will further mail the supplement to disclose the above-referenced matters with respect to the Amendment to each stockholder entitled to vote at the Special Meeting. This communication is not a substitute for the definitive proxy statement, the supplement or any other document that Company may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY FURTHER AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. The definitive proxy statement and other relevant materials in connection with the Merger (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (https://investors.anaplan.com) or by writing to the Company’s Secretary at 50 Hawthorne Street, San Francisco, California 94105.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of Company common stock is set forth in the Annual Report on Form 10-K for the fiscal year ended January 31, 2022 filed with the SEC on March 23, 2022, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on May 27, 2022. Information regarding the identity of the potential participants, and their direct or indirect interests in the Merger, by security holdings or otherwise, are set forth in the definitive proxy statement, will be set forth as revised in the supplement to disclose the above-referenced matters with respect to the Amendment, and may be set forth other materials to be filed with the SEC in connection with the Merger. To the extent the Company’s directors and executive officers or their holdings of Company securities have changed from the amounts disclosed in those filings, to the Company’s knowledge, such changes have been or will be reflected on statements of change in ownership on Form 4 on file with the SEC.

Forward-Looking Statements

All of the statements in this Current Report on Form 8-K, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made concerning the Company’s expectations with regard to the timing of the closing of the Merger, the adjournment and timing of the Special Meeting, and the filing and mailing of a supplement to the Company’s definitive proxy statement to disclose the above-referenced matters with respect to the Amendment. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the Merger may not be consummated in a timely manner, if at all; (ii) the risk that the Company’s stockholders do not approve the Merger, (iii) the risk that the Merger may not be consummated as a result of Parent’s failure to comply with its covenants and that, in certain circumstances, the Company may not be entitled to a termination fee; (iv) the risk that the definitive Merger Agreement may be terminated in circumstances that require the Company to pay a termination fee; (v) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (vi) risks regarding the failure of Parent to obtain the necessary financing to complete the Merger; (vii) the effect of the announcement of the Merger on the Company’s business relationships (including, without limitation, customers and venues), operating results and business generally; (viii) legal proceedings, judgments or settlements, including those that have been and may be instituted against the Company, the Company’s board of directors and executive officers and others, as with respect to the proposed Merger; and (ix) risks related to obtaining the requisite consents to the Merger, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are described in the Company’s SEC reports, including but not limited to the risks described in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2022 filed on June 2, 2022. The Company assumes no obligation and does not intend to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAPLAN, INC.

DATE: June 6, 2022	By:	/s/ Gary Spiegel
	Name:	Gary Spiegel
	Title:	General Counsel and Senior Vice President

Exhibit 2.1

EXECUTION VERSION

AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER

This AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of June 6, 2022 (the “Amendment Date”), by and among Alpine Parent, LLC, a Delaware limited liability company (“Parent”), Alpine Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Anaplan, Inc., a Delaware corporation (the “Company”), amends that certain Agreement and Plan of Merger, dated as of March 20, 2022, by and among Parent, Merger Sub and the Company (the “Merger Agreement”). Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Merger Agreement.

RECITALS

WHEREAS, Parent, Merger Sub and the Company entered into the Merger Agreement on March 20, 2022;

WHEREAS, the parties hereto disagree as to whether certain actions taken, or the failure to take certain actions, by the Company prior to the Amendment Date would constitute an inaccuracy under, a breach or violation of or a failure to comply with the Merger Agreement;

WHEREAS, without deciding whether or not such actions taken, or the failure to take such actions, by the Company prior to the Amendment Date may constitute an inaccuracy under, a breach or violation of or a failure to comply with the Merger Agreement and in order to avoid a potentially lengthy and disruptive dispute with respect thereto, the parties hereby agree to the amendments and waivers set forth herein;

WHEREAS, Section 9.10 of the Merger Agreement provides that the Merger Agreement may be amended by an instrument in writing signed by each of the parties thereto;

WHEREAS, Section 9.11 of the Merger Agreement provides that any party to the Merger Agreement may (i) extend the time for the performance of any obligation or other act of any other party thereto, (ii) waive any inaccuracy in the representations and warranties of any other party contained therein or in any document delivered pursuant thereto and (iii) waive compliance with any agreement of any other party or any condition to its own obligations contained therein by an instrument in writing signed by the party or parties to be bound thereby;

WHEREAS, each of Parent, Merger Sub and the Company desires to amend certain terms of the Merger Agreement as set forth this Amendment, waive or modify certain terms of the Merger Agreement and to make certain representations, warranties, covenants and agreements in connection with this Amendment;

WHEREAS, the Company Board has unanimously: (i) determined that the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement (in each case, as amended or modified by this Amendment) (collectively, the “Transactions”) are advisable, fair to, and in the best interests of, the Company and the holders of Company Shares; (ii) approved the Merger Agreement (as amended or modified by this Amendment) and the Transactions (including the Merger); and (iii) subject to the terms of the Merger Agreement (as amended or modified by this Amendment), resolved and agreed to recommend that holders of Company Shares adopt the Merger Agreement and approve the Merger (in each case, as amended or modified by this Amendment);

WHEREAS, the board of directors of Parent has unanimously adopted and declared advisable the Merger Agreement (as amended or modified by this Amendment) and the Transactions (including the Merger);

WHEREAS, the board of directors of Merger Sub has unanimously: (i) determined that the Merger Agreement (as amended or modified by this Amendment) and the Transactions (including the Merger) are advisable, fair to, and in the best interests of, Merger Sub and the sole stockholder of Merger Sub; (ii) approved the Merger Agreement (as amended or modified by this Amendment) and the Transactions (including the Merger); and (iii) subject to the terms hereof, resolved and agreed to recommend that the sole stockholder of Merger Sub adopt the Merger Agreement and approve the Merger (in each case, as amended or modified by this Amendment); and

WHEREAS, Parent, as the sole stockholder of Merger Sub, will promptly approve and adopt the Merger Agreement and the Merger (in each case, as amended or modified by this Amendment) following the execution of this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

AGREEMENT

1. Amendment.

(a) Closing. Section 2.2 of the Merger Agreement is hereby amended such that the reference to “third (3rd) business day” therein shall be amended and replaced with a reference to “first (1st) business day”.

(b) Merger Consideration. Section 2.6(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“Each Company Share issued and outstanding immediately prior to the Effective Time (other than any Company Shares to be canceled pursuant to Section 2.6(b) and any Dissenting Company Shares) shall be canceled and shall be converted automatically into the right to receive an amount in cash, without interest, equal to $63.75 (the “Merger Consideration”) payable to the holder of such Company Share, upon surrender, in the manner provided in Section 2.9. If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be adjusted to the extent appropriate (taking into account any prior adjustments applicable pursuant to this Section 2.6(a)) for all purposes of this Article 2.”

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(c) Adjournment of Stockholders Meeting. Section 6.2(f) of the Merger Agreement is hereby amended such that references to “ten (10) business days” therein shall be amended and replaced with references to “fifteen (15) business days”.

(d) Covenant Compliance Condition to the Obligations of Parent and Merger Sub to Effect the Merger. Section 7.2(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“The Company shall not, from the Amendment Date until the Effective Time, have Willfully Breached in a manner that is material with respect to the Transactions, taken as a whole, the covenants or agreements of the Company under this Agreement to be performed or complied with by it as of such time. For the avoidance of doubt, only matters which are Willful Breaches of such covenants or agreements of the Company may be taken into account for purposes of determining whether the condition set forth in this Section 7.2(b) is satisfied or not.”

(e) Material Adverse Effect Condition to the Obligations of Parent and Merger Sub to Effect the Merger. Section 7.2(c) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“Since the Amendment Date, no Material Adverse Effect has, solely due to an Effect first arising after the Amendment Date, occurred that is continuing.”

(f) Officer’s Certificate Condition to the Obligations of Parent and Merger Sub to Effect the Merger. Section 7.2(d) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“The Company shall have furnished Parent with a certificate dated as of the Closing Date signed on its behalf by a duly authorized executive of the Company to the effect that the conditions set forth in Section 7.2(b) (after giving effect to the waivers and consents set forth in Section 3 of the Amendment) and Section 7.2(c) shall have been satisfied.”

(g) Parent Termination. Section 8.1(c) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“By either Parent or Merger Sub, if there is a Willful Breach by the Company of its covenants herein, such that the conditions set forth in Section 7.2(b) would not be satisfied; provided, however, if such breach or inaccuracy is capable of being cured prior to the earlier of (A) the Outside Date and (B) the date that is twenty (20) business days from the date the Company is notified in writing by Parent of such breach, Parent and Merger Sub may not terminate the Agreement pursuant to this Section 8.1(c) (x) prior to such date if the Company is taking reasonable efforts to cure such breach or inaccuracy or (y) following such date if such inaccuracy or breach is cured at or prior to such date; or”

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(h) Effect of Termination. Section 8.2 of the Merger Agreement is hereby amended such that the reference to “willful and material breach” therein shall be amended and replaced with a reference to “Willful Breach”.

(i) General Interpretation. Section 9.9 of the Merger Agreement is hereby amended to add the following provision as a new subsection (k):

“(k) Each reference to “herein”, “hereof,” “hereunder,” “hereby,” “this Agreement” and similar references shall, from and after the date of the Amendment, refer to the Merger Agreement, as amended or modified by the Amendment. Each reference herein to “the date of the Amendment” or the “Amendment Date” shall refer to June 6, 2022 and each reference to the “date of this Agreement”, the “date hereof”, “concurrently with the execution and delivery of this Agreement” and similar references shall refer to March 20, 2022.”

(j) Defined Terms. Section 1.1 is hereby amended to add the following definition in alphabetical order in such section:

“Willful Breach” or “Willfully Breached” shall mean the intentional breach of a covenant or agreement by a party hereto with the actual knowledge that taking such action, or the failure to take such action, would be a breach of such covenant or agreement.

(k) Material Adverse Effect. The defined term “Material Adverse” is hereby amended to add the following subclauses in corresponding order in such defined term:

“(xv) the current conflict between the Russian Federation and Ukraine or any change, escalation or worsening thereof, (xvi) inflation or any changes in the rate of increase or decrease of inflation, and (xvii) any matter set forth in the Schedules attached to this Amendment, including any failure of Parent or Merger Sub to comply with its obligations therein”

(l) Parent Termination Fee. The defined term “Parent Termination Fee” is hereby amended and restated in its entirety to read as follows:

“Parent Termination Fee” shall mean an amount equal to $1,000,000,000.

(m) Schedule 5.1 of the Disclosure Schedule. Schedule 5.1 of the Disclosure Schedule is hereby amended and restated in its entirety to read as set forth in Schedule I hereto.

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2. Representations and Warranties.

(a) Company. The Company hereby represents and warrants to Parent and Merger Sub as follows:

(i) Authority Relative to this Amendment.

(A) The Company has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Merger Agreement (as amended or modified by this Amendment) and to consummate the Transactions, subject only to adoption of the Merger Agreement (as amended or modified by this Amendment) by the Requisite Company Vote. Except for the Requisite Company Vote, the execution, delivery and performance of this Amendment by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Amendment or to consummate the Transactions (other than, with respect to the Merger, the filing of the Certificate of Merger). This Amendment has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent subject to applicable Enforceability Limitations.

(B) The Company Board, at a meeting duly called and held on June 6, 2022, unanimously (i) determined that the Merger Agreement (as amended or modified by this Amendment) and the Transactions (including the Merger), are advisable, fair to, and in the best interests of the Company and holders of Company Shares, (ii) approved the Merger Agreement (as amended or modified by this Amendment) and the Transactions (including the Merger), and (iii) subject to the terms hereof, resolved and agreed to recommend that the holders of Company Shares adopt the Merger Agreement and approve the Merger (in each case, as amended or modified by this Amendment).

(ii) Opinion of Financial Advisor. Prior to the execution of this Amendment, the Company Board received an opinion from (a) Goldman Sachs & Co. LLC to the effect that, as of the date of such opinion and based upon and subject to the various qualifications and assumptions set forth in the written opinion of Goldman Sachs & Co. LLC, the Merger Consideration to be received by holders of Company Common Stock (other than Parent and its affiliates) pursuant to the Merger Agreement (as amended or modified by this Amendment) is fair, from a financial point of view, to such holders and (b) Qatalyst Partners LP to the effect that, as of the date of such opinion and based upon and subject to the various limitations, qualifications, assumptions and conditions set forth therein, the Merger Consideration to be received by holders of Company Common Stock (other than Parent and its affiliates) pursuant to the Merger Agreement (as amended or modified by this Amendment) is fair, from a financial point of view, to such holders. The Company will deliver a written copy of each such opinion to Parent solely for informational purposes as soon as reasonably practicable following the Amendment Date (it being understood and agreed that each such opinion is for the benefit of the Company Board only).

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(b) Parent and Merger Sub. Parent and Merger Sub each hereby represent and warrant to the Company as follows:

(i) Authority Relative to this Amendment. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Merger Agreement (as amended or modified by this Amendment) and to consummate the Transactions. The execution, delivery and performance of this Amendment by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Amendment or to consummate the Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL). This Amendment has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except to the extent subject to applicable Enforceability Limitations.

(ii) Financing.

(A) Parent has delivered to the Company a true, accurate and complete copy of an executed equity commitment letter, dated as of March 20, 2022, as amended by that certain Amendment to Equity Commitment Letter, dated as of the Amendment Date, by and among Parent and Sponsor, including all exhibits, schedules, annexes and amendments thereto (the “Equity Commitment Letter”), pursuant to which, and subject to the terms and conditions of which, Sponsor has committed to provide the amounts set forth therein to Parent for the purpose of funding the Required Amount (such committed equity financing, the “Equity Financing”).

(B) (i) As of the Amendment Date, the Equity Commitment Letter is in full force and effect and has not been withdrawn, rescinded or terminated, or otherwise amended or modified in any respect and (ii) the Equity Commitment Letter, in the form so delivered, constitutes a legal, valid and binding obligation of Parent or Merger Sub, as applicable, and Sponsor, enforceable against the parties thereto in accordance with its terms except as enforceability may be affected by applicable Enforceability Limitations. The Equity Commitment Letter is the only agreement relating to the Equity Financing as of Amendment Date. Other than as expressly set forth in the Equity Commitment Letter, there are no other agreements, side letters, or arrangements, conditions precedent or other contingencies relating to the Equity Commitment Letter that would reasonably be expected to impair the amount, availability or conditionality of the Equity Financing. The Equity Commitment Letter provides that the Company is an express third-party beneficiary of the Equity Commitment Letter in connection with Company’s exercise of its rights under Section 9.6 of the Merger Agreement.

(C) As of Amendment Date, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub, as applicable, under any term of the Equity Commitment Letter or, would (i) make any of the assumptions or any of the statements set forth in the Equity Commitment Letter inaccurate in any material respect, (ii) result in any of the conditions in the Equity

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Commitment Letter not being satisfied or (iii) otherwise result in the Equity Financing not being available on the Closing Date. Assuming satisfaction of the conditions set forth in Sections 7.1 and 7.2 of the Merger Agreement, as of the Amendment Date, each of Parent and Merger Sub has no reason to believe that any of the conditions in the Equity Commitment Letter will fail to be satisfied on a timely basis or that the full amount of the Equity Financing will not be available to be funded at the Effective Time.

(D) The aggregate proceeds from the Equity Financing constitute all of the financing required for the consummation of the Merger and the other Transactions, and are sufficient in amount for Parent or Merger Sub, as applicable, to pay the Merger Consideration payable for all Company Shares in connection with the Transaction, any other amounts required to be paid at Closing in connection with the consummation of the Transactions (including any and all payments with respect to Company Stock Options or Company RSUs payable under this Agreement at Closing) and, together with the Company’s cash on hand as of the Closing Date, all associated fees, costs and expenses in connection with the Merger and the other Transactions, including the Equity Financing, in each case, to the extent required to be paid on the Closing Date (collectively, the “Required Amount”). The only conditions precedent related to the obligations of Sponsor to fund the full amount of the Equity Financing are expressly set forth in the Equity Commitment Letter.

(iii) Limited Guaranty. Concurrently with the execution of this Amendment, Parent has delivered to the Company a true, accurate and complete copy of the executed limited guaranty, dated as of March 20, 2022, as amended by that certain Amendment to Limited Guaranty, dated as of the Amendment Date, from Sponsor in favor of the Company in respect of certain matters on the terms specified therein (the “Limited Guaranty”). As of the Amendment Date, the Limited Guaranty is in full force and effect and has not been withdrawn, rescinded or terminated, or otherwise amended or modified in any respect. The Limited Guaranty, in the form so delivered, constitutes a legal, valid and binding obligation of Sponsor, enforceable against it in accordance with its terms except to the extent subject to applicable Enforceability Limitations. As of the Amendment Date, no event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Sponsor under any term or condition of the Limited Guaranty. Sponsor has, and at all times will have, access to sufficient capital to satisfy in full the full amount of the guaranteed obligations under the Limited Guaranty as and when due.

3. Additional Agreements of Parent and Merger Sub.

(a) Waivers of Conditions to the Obligations of Parent and Merger Sub to Effect the Merger. Parent and Merger Sub hereby unconditionally and irrevocably waive all of the conditions set forth in Section 7.2(a) of the Merger Agreement.

(b) Waivers of Parent and Merger Sub. Parent and Merger Sub hereby unconditionally and irrevocably waive, and consent to, any actions taken, or failure to take action, of the Company prior to the Amendment Date that may constitute an inaccuracy under, a breach or violation of or a failure to comply with the Merger Agreement, whether known or unknown, including without limitation the matters occurring prior to the Amendment Date set forth in Schedule II attached hereto; provided, further that such waiver shall also apply to those matters occurring after the Amendment Date as set forth therein.

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(c) Additional Agreement of Parent and Merger Sub. Each of Parent and Merger Sub hereby agrees to use its respective reasonable best efforts to assist the Company to preserve and maintain the Company’s relationships with counterparties to any Contract, including any potential Contracts the Company may enter into, arising from the Company’s good faith requests for support in connection with any relationship that may be adversely impacted by the consummation of the Merger Agreement, including (i) providing information as is reasonably requested by the Company to address concerns raised by any third parties, including any customer or supplier or prospective customer or supplier, and (ii) consulting in good faith with the Company with respect to any such concerns. In addition, each of Parent and Merger Sub hereby agree to take the actions and other covenants and agreements set forth in Schedule III attached hereto.

4. Confirmation of Merger Agreement. Other than as expressly modified pursuant to this Amendment, all of the terms, covenants and other provisions of the Merger Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms.

5. Counterparts. This Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute one and the same agreement.

6. General Provisions. The provisions of Article IX of the Merger Agreement shall apply mutatis mutandis to this Amendment, and to the Merger Agreement as amended or modified by this Amendment, taken together as a single agreement, reflecting the terms therein as amended by this Amendment.

* * * * *

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

ALPINE PARENT, LLC

By:	/s/ Holden Spaht
Name: Holden Spaht
Title: President and Treasurer

ALPINE MERGER SUB, INC.

By:	/s/ Holden Spaht
Name: Holden Spaht
Title: President and Treasurer

ANAPLAN, INC.

By:	/s/ Frank A. Calderoni
Name: Frank A. Calderoni
Title: Chairman and Chief Executive Officer

Signature Page to Amendment to the Agreement and Plan of Merger

Exhibit 99.1

Anaplan and Thoma Bravo Announce Amended Merger Agreement

Anaplan Stockholders to Receive $63.75 Per Share in Cash

Agreement Provides Immediate and Certain Value, as well as a Clear Path to Closing

SAN FRANCISCO—Anaplan, Inc. (“Anaplan” or the “Company”) (NYSE: PLAN), provider of a leading cloud-native platform for orchestrating business performance, and Thoma Bravo, a leading software investment firm, today announced that they have amended the terms of their previously announced transaction, pursuant to which Anaplan will be acquired by Thoma Bravo. Under the terms of the amended merger agreement, which was unanimously approved by the Anaplan Board of Directors, Anaplan stockholders will receive $63.75 per share in cash, instead of the original purchase price of $66.00 per share in cash.

“We believe Thoma Bravo continues to be the right partner for Anaplan, and we look forward to closing this transaction,” said Frank Calderoni, Chairman & Chief Executive Officer. “We remain committed to delivering the best-in-class planning platform to solve our customer’s biggest digital transformation challenges. Thoma Bravo’s resources and insights will help scale Anaplan’s growth strategy. We believe this partnership will deliver significant benefits to Anaplan’s customers, partners and employees.”

“We fully support the amended agreement and look forward to partnering with Anaplan as it helps enterprises transform how they see, plan, and run their businesses by delivering cloud-native SaaS solutions at scale,” said Holden Spaht, a Managing Partner at Thoma Bravo. “We are enthusiastic about leveraging Thoma Bravo’s extensive operational and investment expertise in enterprise software to support Anaplan in serving customers and reaching its next phase of growth.”

Transaction Details

Thoma Bravo and Anaplan agreed to amend the merger agreement to resolve a disagreement between the parties regarding compliance with certain terms of the merger agreement. Thoma Bravo asserted that these matters could have resulted in certain closing conditions not being satisfied. Anaplan’s position is that it acted at all times in good faith in compliance with the merger agreement and that Thoma Bravo remained at all times obligated to close the original merger agreement according to its original terms. Nevertheless, the Anaplan Board agreed, after extensive consideration, to revise the merger agreement to avoid the risk of lengthy litigation over the disagreement, provide increased closing certainty for its stockholders and close on substantially the same timeline as originally agreed between the parties. Anaplan’s Board also believes the terms of the amended merger agreement continue to represent a meaningful premium over the price of Anaplan’s common stock prior to the execution of the merger agreement with Thoma Bravo.

The parties continue to expect the transaction to close by June 30, 2022, subject to customary closing conditions, including approval by Anaplan stockholders. Upon completion of the transaction, Anaplan common stock will no longer be listed on the New York Stock Exchange, and it will become a private company.

Anaplan will file a supplement to the definitive proxy statement with the Securities and Exchange Commission, which will contain other important information as soon as reasonably practicable and mail the supplement to its stockholders of record who are entitled to vote at the special meeting of the Anaplan stockholders (the “Special Meeting”) to consider and vote on the Merger, which was originally scheduled to be held virtually on June 9, 2022, at 8:00 a.m. Pacific time. The Special Meeting will be adjourned until a later date to allow stockholders sufficient time to review the supplement.

Advisors

Goldman Sachs & Co. LLC and Qatalyst Partners are acting as financial advisors and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP and Skadden, Arps, Slate, Meagher & Flom LLP are serving as legal advisors to Anaplan. Kirkland and Ellis LLP and Cadwalader, Wickersham & Taft LLP are serving as legal counsel to Thoma Bravo. Financing for the transaction is being provided by Owl Rock Capital, Blackstone Credit, Golub Capital and Apollo Global Management through their respective managed funds.

About Anaplan

Anaplan (NYSE: PLAN) is a transformative way to see, plan, and run your business. Using our proprietary Hyperblock® technology, Anaplan lets you contextualize real-time performance, and forecast future outcomes for faster, confident decisions. Anaplan enables connected strategy and planning across your enterprise to move your business forward. Based in San Francisco, Anaplan has over 175 partners and more than 1,900 customers worldwide. To learn more, visit Anaplan.com.

About Thoma Bravo

Thoma Bravo is one of the largest private equity firms in the world, with more than $114 billion in assets under management as of March 31, 2022. The firm invests in growth-oriented, innovative companies operating in the software and technology sectors. Leveraging the firm’s deep sector expertise and proven strategic and operational capabilities, Thoma Bravo collaborates with its portfolio companies to implement operating best practices, drive growth initiatives and make accretive acquisitions intended to accelerate revenue and earnings. Over the past 20 years, the firm has acquired or invested in more than 380 companies representing over $190 billion in enterprise value. The firm has offices in Chicago, Miami and San Francisco. For more information, visit www.thomabravo.com.

Forward-Looking Statements

All of the statements in this press release, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made concerning the Company’s expectations with regard to the timing of the closing of the Merger, the adjournment and timing of the Special Meeting, and the filing and mailing of a supplement to the Company’s definitive proxy statement to disclose the above-referenced matters with respect to the Amendment. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the Merger may not be consummated in a timely manner, if at all; (ii) the risk that the Company’s stockholders do not approve the Merger, (iii) the risk that the Merger may not be consummated as a result of Parent’s failure to comply with its covenants and that, in certain circumstances, the Company may not be entitled to a termination fee; (iv) the risk that the definitive Merger Agreement may be terminated in circumstances that require the Company to pay a termination fee; (v) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (vi) risks regarding the failure of Parent to obtain the necessary financing to complete the Merger; (vii) the effect of the announcement of the Merger on the Company’s business relationships (including, without limitation, customers and venues), operating results and business generally; (viii) legal proceedings, judgments or settlements, including those that have been and may be instituted against the Company, the Company’s board of directors and executive officers and others, as with respect to the proposed Merger; and (ix) risks related to obtaining the requisite consents to the Merger, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are described in the Company’s SEC reports, including but not limited to the risks described in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2022 filed on June 2, 2022. The Company assumes no obligation and does not intend to update these forward-looking statements.

Important Additional Information and Where to Find It

In connection with the Merger, the Company has filed with the SEC a definitive proxy statement on Schedule 14A, and will file additional relevant materials with the SEC, including a supplement to disclose the above-referenced matters with respect to the Amendment. Promptly after filing its definitive proxy statement with the SEC, the Company mailed the proxy materials to each stockholder entitled to vote at the Special Meeting relating to the Merger, and the Company will further mail the supplement to disclose the above-referenced matters with respect to the Amendment to each stockholder entitled to vote at the Special Meeting. This communication is not a substitute for the definitive proxy statement, the supplement or any other document that Company may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY FURTHER AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. The definitive proxy statement and other relevant materials in connection with the Merger (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (https://investors.anaplan.com) or by writing to the Company’s Secretary at 50 Hawthorne Street, San Francisco, California 94105.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of Company common stock is set forth in the Annual Report on Form 10-K for the fiscal year ended January 31, 2022 filed with the SEC on March 23, 2022, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on May 27, 2022. Information regarding the identity of the potential participants, and their direct or indirect interests in the Merger, by security holdings or otherwise, are set forth in the definitive proxy statement, will be set forth as revised in the supplement to disclose the above-referenced matters with respect to the Amendment, and may be set forth other materials to be filed with the SEC in connection with the Merger. To the extent the Company’s directors and executive officers or their holdings of Company securities have changed from the amounts disclosed in those filings, to the Company’s knowledge, such changes have been or will be reflected on statements of change in ownership on Form 4 on file with the SEC.

Contacts

For Anaplan:

Investor and Press Contact:

Vikram Khosla

vikram.khosla@anaplan.com

Morrow Sodali

Eric Kamback

(800) 662-5200

PLAN@investor.morrowsodali.com

Abernathy MacGregor

Tom Johnson/Dana Gorman

AMG-Anaplan@abmac.com

For Thoma Bravo:

Megan Frank

212-731-4778

mfrank@thomabravo.com

Jed Repko / Matthew Sherman

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449